 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 relating to the 2017 Equity Incentive Plan of Nortech Systems Incorporated of our report dated March 19, 2020, with respect to the consolidated financial statements of Nortech Systems Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 2020 filed with the Securities and Exchange Commission.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota

March 19, 2020